EXHIBIT 99.1

PVH CORP.	APAX PARTNERS
200 MADISON AVENUE	33 JERMYN STREET
NEW YORK, NY 10016	LONDON, SW1 6DN

FOR IMMEDIATE RELEASE:
February 2, 2016

PVH CORP. AND APAX PARTNERS ANNOUNCE AGREEMENT FOR
PVH TO ACQUIRE THE REMAINING INTERESTS IN THE
TOMMY HILFIGER CHINA JOINT VENTURE

PVH Plans to Leverage PVH Asia to Fuel Tommy Hilfiger China Expansion

New York, New York - PVH Corp. [NYSE: PVH] and funds advised by Apax Partners announced today that they have entered into a definitive agreement for PVH to acquire the 55% interest in TH Asia Ltd., their joint venture for Tommy Hilfiger in China, that PVH did not already own. The purchase price for the transaction is approximately $172 million, net of cash of approximately $100 million, subject to adjustment. The closing, which is subject to customary closing conditions and regulatory approvals, is expected to occur early in the second quarter of 2016 and is expected to be slightly accretive to PVH's 2016 earnings on a non-GAAP basis.

This transaction has been envisioned since PVH and the funds advised by Apax Partners established the Tommy Hilfiger China joint venture in connection with the Tommy Hilfiger acquisition in 2010. The other shareholders in the joint venture include an affiliate of Silas Chou and, indirectly through an investment vehicle controlled by funds advised by Apax Partners, members of Tommy Hilfiger management at the time of the acquisition in 2010, such as Fred Gehring (former Chief Executive Officer and Executive Chairman, Tommy Hilfiger and current Vice Chairman, PVH), Daniel Grieder (Chief Executive Officer, Tommy Hilfiger), and Mr. Tommy Hilfiger. Since 2012, the first full year of operations after the joint venture acquired the Tommy Hilfiger China business from the former licensee, the Tommy Hilfiger business in China has doubled from approximately $70 million in revenue to a projected $140 million in revenue for 2015 with over 350 stores, of which 65 are directly operated.

Emanuel Chirico, Chairman and Chief Executive Officer, PVH Corp., commented: "Today's announcement represents a significant development for our Company as we continue to execute against our key strategic priorities and demonstrates our commitment to making strategic investments to support the long term growth of PVH and our Tommy Hilfiger business. This transaction enables the Tommy Hilfiger business to directly operate its fastest growing market, while leveraging our well-established infrastructure in Asia, our regional leadership expertise and strong brand momentum across both our Tommy Hilfiger and Calvin Klein businesses in the region."

Daniel Grieder, Chief Executive Officer, Tommy Hilfiger, commented: "We are looking forward to executing a more fully integrated strategy for China that takes advantage of our current momentum in the region. This will allow us to further realize the growth opportunities that exist for the brand by offering consumers a greater breadth of Tommy Hilfiger product lines and a more elevated brand presentation. Building on our strong existing regional foundation, we plan to accelerate the growth of the Tommy Hilfiger business by increasing our brand marketing in China and capitalizing on our strong market positioning and price, value proposition. We plan to invest further in driving the expansion of the brand through new store openings (both company-operated and franchised stores) and improved productivity in existing stores, while rapidly expanding our traditional and digital marketing initiatives to further reinforce the brand in this exciting market."

Richard Zhang, Equity Partner & Head of Greater China, Apax Partners, commented: "As a leading global  investor in the fashion and consumer space, Apax has been privileged to partner with PVH to build the Tommy Hilfiger China joint venture and management team, leading to a significant expansion of the business.  As a result of these efforts and the work of the management team, Tommy Hilfiger has become one of the fastest growing and most profitable fashion brands in China.  We thank PVH for its partnership and believe that PVH will take this iconic brand to its next height in China."

Christian Stahl added: "We are pleased to complete another successful transaction with PVH, following PVH's acquisitions of Calvin Klein and Tommy Hilfiger in 2003 and 2010, respectively. This sale to PVH of the Apax funds' stake successfully completes the exit from the 2006 investment in Tommy Hilfiger. We wish our partners at PVH and at Tommy Hilfiger continued success."

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Warner's and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John and Chaps.

Apax Partners is a leading global private equity advisory firm. Over its more than 30 year history, Apax Partners has raised and advised funds with aggregate commitments of $38 billion*. Funds advised by Apax Partners invest in companies across four global sectors of Tech and Telco, Services, Healthcare and Consumer. These funds provide long-term equity financing to build and strengthen world-class companies. As a leading global investor in the fashion and consumer space, the Apax funds' recent fashion investments include Cole Hann, Karl Lagerfeld, and FULLBEAUTY brands. For further information about Apax Partners, please visit www.apax.com.

* Funds raised since 1981, commitments converted from fund currency to USD at FX rates as at September 2015.

Contacts:

PVH Corp.:

            Dana Perlman
Treasurer and Senior Vice President, Business Development & Investor Relations
(212) 381-3502
investorrelations@pvh.com

Tommy Hilfiger:

Abdel El Hamri
Senior Vice President, Marketing & Communications, the Americas and SVP, Global Communications
(212) 548-1728
Abdel.ElHamri@tommy.com

Apax Partners:

Alex Wessendorff
Communications Manager
+44 20 7872 6461
alex.wessendorff@apax.com

PVH CORP. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this press release, including, without limitation, statements relating to PVH Corp's (the "Company") earnings, future plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company's apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors; (iv) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; (v) the Company's operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company's or its licensees' or other business partners' products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

Risks and uncertainties related to the acquisition include, among others: the risk that the regulatory approval required for the acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the acquisition are not satisfied; uncertainties as to the timing of the acquisition; competitive responses to the acquisition; the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation relating to the acquisition; the inability to recognize the expected benefits of the acquisition; the inability to integrate the acquired business without disruption to the acquired business or existing operations; and any changes in general economic and/or industry specific conditions.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.